UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION

Filed by the Registrant ☑
Filed by a Party other than the Registrant □

Check the appropriate box:
□ Preliminary Proxy Statement
□ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
□ Definitive Proxy Statement
□ Definitive Additional Materials
☑ Soliciting Materials Pursuant to Section 240.14a-12

Cephalon, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
□	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which the transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

□	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Today, Cephalon announced in a press release that it will merge with Teva Pharmaceutical Industries LTD. The merger with Teva was unanimously recommended by our Board of Directors after evaluating a full range of strategic options for our company.

Please watch a brief video message from me about the announcement.

To access the video, click: https://intranet.cephalon.com/GlobalITS/Documents/flowplayer/AMessageToEmployees.html
•	Field-based employees will need to enter their network user name and network password when prompted. This is the same user name and password that is used to log onto your computer.
•	The video is not accessible via most Smartphone and other mobile technologies

If you are experiencing performance issues, use the low bandwidth version: https://intranet.cephalon.com/GlobalITS/Documents/flowplayer/AMessageToEmployeesS.html

A transcript of the video is also available.

Also, please review a new Questions and Answers document that provides answers to some of the questions you may have regarding today’s announcement. We will schedule a live webcast within the week so that I can personally answer as many of your questions as possible.

We will continue to update you as more information becomes available.

Thank you,

Kevin Buchi

If you are experiencing any technical issues with the videos, please call the IT&S Help Desk at 610-727-6600.

Additional Information:

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cephalon, Inc. (the "Company") by Teva Pharmaceutical International Ltd. (“Teva”).  In connection with the proposed acquisition, Teva and the Company intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the Company’s proxy statement on Schedule 14A relating to the transaction.

INVESTORS OF THE COMPANY ARE URGED TO READ THE COMPANY’S PROXY STATEMENT RELATING TO THE TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain such documents free of charge through the website maintained by the SEC at www.sec.gov, at the Company's website at http://www.cephalon.com, or by contacting Innisfree M&A Incorporated at (877) 800-5186 (banks and brokers call collect at (212) 750-5833).

The Company and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction.  Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its proxy statement relating to the 2011 annual meeting of stockholders, which was filed with the SEC on March 25, 2011.  Investors may obtain additional information regarding the interest of the participants by reading the proxy statement relating to the transaction when it becomes available.